EXHIBIT 10.2

Execution Version

JOINDER TO LETTER AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

January 16, 2024

Reference is made to that certain Share Purchase Agreement, dated as of January 16, 2024 (the “Agreement”), by and among Camel Bay, LLC (“Investor”), Battery Future Acquisition Corp. (the “Company”), Battery Future Sponsor LLC (the “BFAC Sponsor”) and Pala Investment Limited (“Pala”, together with BFAC Sponsor, the “Sponsors”), pursuant to which Investor shall be entitled to acquire Class B Ordinary Shares of the SPAC, par value $0.0001 per share (the “Founder Shares”), of the Company from the Sponsors. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Investor hereby agrees, as of the date first set forth above, that Investor (i) shall become a party to that certain Letter Agreement, dated December 14, 2021 (as it exists on the date of the Agreement, the “Letter Agreement”), by and among the Company, the Sponsors, officers and directors of the Company, and certain other shareholders of the Company signatory thereto, and shall be bound by, and shall be subject to the restrictions set forth under, the terms and provisions of such section of the Letter Agreement as an Insider (as defined therein) solely with respect to its Founder Shares purchased pursuant to the Agreement (the “Assigned Securities”); and (ii) shall become a party to that certain Registration Rights Agreement, dated December 14, 2021 (as it exists on the date of the Agreement, the “Registration Rights Agreement”), by and among the Company, the Sponsors, and the other shareholders of the Company signatory thereto, and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Assigned Securities (together with any other equity security of the Company issued or issuable with respect to any such Assigned Securities by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, in the Letter Agreement (to the extent applicable to Investor) and the Registration Rights Agreement is between the Company and Investor, solely, and not between and among Investor and the other shareholders of the Company signatory thereto.

[The remainder of this page intentionally left blank; signature page immediately follows.]

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This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

CAMEL BAY, LLC

By:	/s/ Ling Shi
Name: Ling Shi
Title: Managing Member

ACKNOWLEDGED AND AGREED: BATTERY FUTURE ACQUISITION CORP.

By:	/s/ Greg Martyr
Name: Greg Martyr
Title: CEO

[Signature Page to Joinder to Letter Agreement and Registration Rights Agreement]

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